UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2011, Discover Financial Services’ wholly-owned subsidiary, Discover Bank (“Discover”), and Citibank, N.A. (“Citi”) entered into an Asset Purchase Agreement, pursuant to which Discover agreed to purchase approximately $2.5 billion of private student loans from Citi for a purchase price equal to 99% of the outstanding aggregate principal and accrued interest balance of the purchased loans (excluding certain charged-off loans) through the closing date. The transaction is expected to close on or around September 30, 2011, subject to customary closing conditions. Citi will continue to service the loans for a transitional period after the closing.

Item 7.01	Regulation FD Disclosure.

Discover plans to fund the portfolio purchase through existing liquidity and current funding channels. The transaction is expected to generate earnings accretion of approximately $.07 per share in 2012.

Approximately 80% of the portfolio consists of school-certified loans issued to four-year college or graduate student borrowers. The remainder of the portfolio is comprised of primarily private consolidation loans and professional study loans, such as for medical residency and bar study. The average FICO score on the portfolio is 740. Approximately 80% of the loans are in active repayment, and nearly 70% are cosigned.

The information contained in this Item 7.01 of this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover’s management and are subject to significant risks and uncertainties. The transaction is subject to closing conditions and there can be no assurance that it will close. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: unexpected difficulties or delays in executing the proposed transaction; Discover’s ability to execute on expense-reduction initiatives; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws and rules related to student loans, financial regulatory reform and bankruptcy, on Discover’s ability to execute its business strategies and engage in certain business activities; the actions and initiatives of current and potential competitors; and Discover’s ability to manage its credit risk. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Discover’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Discover’s Annual Report on Form 10-K for the year ended November 30, 2010 and Quarterly Report on Form 10-Q for the quarter ended May 31, 2011, which are filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: September 1, 2011	By:	/s/ Simon Halfin
Name: Simon Halfin
Title: Vice President, Assistant General Counsel and Assistant Secretary